Exhibit 21

List of Subsidiaries of the Registrant

Subsidiaries of Valvoline Inc. at September 30, 2019, included the companies listed below.

Name	Jurisdiction of Incorporation
Ellis Enterprises B.V.	Netherlands
Ellis Enterprises East doo Kruševac	Serbia
Funding Corp. I	Delaware
Integral Defense, LLC	Delaware
LEX Capital LLC	Delaware
Lubricantes Andinos "Lubrian S. A."	Ecuador
Lubrival S. A.	Ecuador
OCH International, Inc.	Oregon
OCHI Advertising Fund LLC	Oregon
OCHI Holdings II LLC	Oregon
OCHI Holdings LLC	Oregon
PT. Valvoline Lubricants and Chemicals Indonesia	Indonesia
Qingdao Master Too Valvoline Automotive Services Co., Ltd.	China
Relocation Properties Management LLC	Delaware
Shanghai VC Lubricating Oil Co., Ltd.	China
V C Lubricating Oil Co. Ltd.	Hong Kong
Valvoline (Australia) Pty. Limited	Australia
Valvoline (Deutschland) GmbH	Germany
Valvoline (Shanghai) Chemical Co., Ltd	China
Valvoline (Thailand) Ltd.	Thailand
Valvoline (Zhangjiagang) Lubricants Co., Ltd.	China
Valvoline Branded Finance, Inc.	Delaware
Valvoline Canada Corp.	Nova Scotia
Valvoline Canada Holdings B.V.	Netherlands
Valvoline Canadian Franchising Corp.	British Columbia
Valvoline Cummins Argentina S.A.	Argentina
Valvoline Cummins Private Limited	India
Valvoline de Colombia S.A.S.	Colombia
Valvoline Distribution C.V.	Netherlands
Valvoline Do Brasil Lubrificantes Ltda.	Brazil
Valvoline Eurasia LLC	Russian Federation

Valvoline Europe Holdings LLC	Delaware
Valvoline Holdings B.V.	Netherlands
Valvoline Holdings Pte. Ltd.	Singapore
Valvoline Indonesia Holdings LLC	Delaware
Valvoline Instant Oil Change Franchising, Inc.	Delaware
Valvoline International de Mexico, S. de R.L. de C.V.	Mexico
Valvoline International Holdings Inc.	Delaware
Valvoline International Servicios de Mexico, S. de R.L. de C.V.	Mexico
Valvoline International, Inc.	Delaware
Valvoline Investments B.V.	Netherlands
Valvoline Italy S.r.l.	Italy
Valvoline Junior Holdings LLC	Delaware
Valvoline Licensing and Intellectual Property LLC	Delaware
Valvoline LLC	Delaware
Valvoline Lubricants & Solutions India Private Limited	India
Valvoline New Zealand Limited	New Zealand
Valvoline Poland Sp. z o.o.	Poland
Valvoline Pte. Ltd.	Singapore
Valvoline Quick Lube Corp.	British Columbia
Valvoline South Africa Proprietary Limited	South Africa
Valvoline Spain, S.L.	Spain
Valvoline UK Limited	United Kingdom
Valvoline US LLC	Delaware
VIOC Funding, Inc.	Delaware